UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-8076	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 534-5300

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events

On June 15, 2004, the Bancorp issued a press release regarding declaration of a dividend and authorization by the Board of Directors to repurchase shares of its common stock.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 – Fifth Third Bancorp Posts Second Quarter 2004 Dividend and Announces Share Repurchase Program Update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

June 15, 2004	/s/ R. Mark Graf
R. Mark Graf
Senior Vice President and Chief Financial Officer